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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement and related Prospectus of Illinois Superconductor Corporation for the registration of 11,418,515 shares of its common stock and to the incorporation by reference therein of our report dated February 27, 1998, with respect to the financial statements and schedule of Illinois Superconductor Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                      /s/ ERNST & YOUNG LLP
                                                      -----------------------
                                                          ERNST & YOUNG LLP


Chicago, Illinois
June 10, 1998